MISSISSIPPI CHEMICAL CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank,
  individually and as Administrative Agent
Chicago, Illinois

The From Time to Time Lenders Party
  to the Credit Agreement described below

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of November 25, 1997, as amended (the "Credit Agreement"), by and among the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), and Harris Trust and Savings Bank, individually and in its capacity as administrative agent thereunder, Bank of Montreal, Chicago Branch, in its capacity as syndication agent thereunder, and Credit Agricole Indosuez (formerly known as Caisse Nationale de Credit Agricole) in its capacity as co-agent thereunder, and you (all of said banks except Bank of Montreal, including Harris Trust and Savings Bank in its individual capacity, being referred to collectively as the "Banks" and individually as a "Bank", and said Harris Trust and Savings Bank as administrative agent for the Banks under the Credit Agreement being hereinafter referred to in such capacity as the "Administrative Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

     The Borrower, the Administrative Agent and the Banks wish to amend the Credit Agreement to provide for securing the Borrower's obligations in certain circumstances, to add a borrowing base requirement, to amend certain financial covenants and to amend certain other provisions of the Credit Agreement, all on the terms and conditions of this Amendment.

SECTION 1. AMENDMENTS.

     Upon the satisfaction of all of the conditions precedent set forth in
Section 2 of this Amendment the Credit Agreement shall be amended as follows:

    1.1. The Credit Agreement shall be amended by adding the following provision thereto as Section 3.4(e):

           "(e)   Mandatory Prepayments-Asset Coverage Ratio.  If on any
Borrowing Base Report received by the Administrative Agent the Borrower's Asset Coverage Ratio shall be less than 0.95 to 1 the Borrower shall immediately prepay Loans and Reimbursement Obligations outstanding for the Borrower's account and, if necessary, pledge cash collateral to the Administrative Agent to secure outstanding L/Cs issued for the Borrower's account, in an amount necessary so that after giving effect to such prepayments and, if necessary, pledge of cash collateral, the Borrower's Asset Coverage Ratio shall be equal to or greater than 0.95 to 1."

    1.2. Section 3.6 of the Credit Agreement shall be amended by adding the following provision at the end thereof:

     "Anything contained herein to the contrary notwithstanding, all proceeds of the Collateral and all payments and collections received in respect of the indebtedness evidenced by the Notes and the Reimbursement Obligations and received, in each instance, by the Administrative Agent or any of the Banks after the occurrence and during the continuance of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

            (a) first to the payment of any outstanding costs and expenses incurred by the Administrative Agent or any security trustee in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement, the Security Documents or the Notes and in any event including all costs and expenses of a character which the Borrower has agreed to pay under
Section 11.8 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Administrative Agent);

            (b) second to the payment of any outstanding interest or other fees or amounts due under the Notes, the Security Documents, the L/C Agreements or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

            (c) third, to the payment of the principal of the Notes and the Reimbursement Obligations ratably as among the Notes and Reimbursement Obligations;

            (d) fourth, to the Banks ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower owing to each of them and secured by the Security Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

            (e) fifth, to the Borrower or whoever may be lawfully entitled thereto."

    1.3. Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto:

     " "Asset Coverage Ratio" shall mean, as of any time it is to be determined, the ratio of the Borrowing Base at such time to the Total Outstandings at such time.

     "Borrowing Base" shall mean, as of any time it is to be determined, the sum (without duplication) of:

            (a) 85% of the amount of the accounts receivable of the Borrower and its Subsidiaries; plus

            (b) 70% of the value of inventory of the Borrower and its Subsidiaries; plus

            (c) 55% of the net book value of the net fixed assets of the Borrower and its Subsidiaries.

     For purposes of determining the Borrowing Base, the accounts receivable, inventory and net fixed assets of the Borrower and its Subsidiaries shall be the amount shown on the Borrower's consolidated balance sheet for the relevant fiscal quarter, prepared in accordance with GAAP.

     "Borrowing Base Report" shall mean a Borrowing Base Report in the form of Exhibit N hereto.

     "Collateral" shall mean the collateral security provided to the Administrative Agent for the benefit of the Banks pursuant to this agreement and the Security Documents.

     "Material Property" shall mean (a) the production facilities located in Donaldsonville, Louisiana, Yazoo City, Mississippi, Pascagoula, Mississippi and Carlsbad, New Mexico, and (b) any other facility owned or leased by the Borrower or any of its Subsidiaries having an aggregate net book value or fair market value (whichever is greater) at the time it is required to be encumbered pursuant to Section 7.26(a) hereof of not less than $3,000,000.

     "Mortgages" shall have the meaning specified in Section 7.26(a) hereof.

     "Security Agreement" shall have the meaning specified in Section 7.26(a) hereof.

     "Security Documents" shall mean the Mortgages, the Security Agreement, and any and all other security agreements, mortgages, deeds of trust, deeds of secured debt, pledge agreements, assignments, financing statements, and other instruments or documents at any time delivered to the Administrative Agent or any Bank to provide collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Loan Documents.

     "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, effectively process dates at least as efficiently and reliably as in the case of dates or time periods occurring before January 1, 2000, including the making of accurate leap year calculations."

    1.4. The table appearing in the definition of the term "Applicable Margin" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

                LEVEL I LEVEL II  LEVEL III  LEVEL IV   LEVEL V   LEVEL VI
                           >2.25x      >3.0x    >3.75x     >4.25x
                           -           -        -          -
                            and        and       and          and
Pricing Ratio    <2.25x     <3.0x     <3.75x    <4.25x     <5.00x    >5.00x
                                                                     -
Fed Funds Rate
  Loans           .575%     .725%      1.00%     1.20%      1.60%     2.00%
Base Rate Loans      0%        0%       .25%      .35%       .45%      .55%
Eurodollar
  Loans           .575%     .725%      1.00%     1.20%      1.60%     2.00%
Facility Fee       .15%      .20%       .25%      .30%       .40%      .50%

The Applicable Margins shall be redetermined on the effective date of this Amendment on the basis of the most recent Compliance Certificate delivered to the Banks.

    1.5. The definition of the term "Loan Documents" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

     " "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes, the L/C Agreement, the Guaranty and, if in effect pursuant to Section 7.26 hereof, the Security Documents."

    1.6. The Credit Agreement shall be amended by adding the following provision thereto as Section 5.17:

     "Section 5.17. Year 2000 Assessment. The Borrower has conducted a compre-hensive review and assessment of the computer applications of the Borrower and its Subsidiaries and has made inquiry of their material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Borrower believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of the Borrower and its Subsidiaries taken on a consolidated basis."

    1.7. Section 7.4 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (e) thereof, by replacing the period appearing at the end of subsection (f) thereof with the phrase "; and" and by adding the following provision thereto as subsection (g):

     "(g) no later than 45 days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 1999, a Borrowing Base Report setting forth the computation of the Borrowing Base and the Asset Coverage Ratio as of the last day of such fiscal quarter, certified as correct by the chief financial officer of the Borrower; provided, that the Borrower shall not be required to deliver any Borrowing Base Reports after the Borrower's Leverage Ratio has been less than 4.0 to 1 for three consecutive fiscal quarters."

    1.8. Section 7.9 of the Credit Agreement shall be amended by deleting the word "and' appearing after the semi-colon at the end of subsection (j) thereof, by replacing the period appearing at the end of subsection (k) thereof with the phrase "; and" and by adding the following provision thereto as subsection (l):

     "(l) liens, mortgages and security interests in the Collateral in favor of
(i) the Administrative Agent for the benefit of the Banks and (ii) the holders of the Borrower's Senior Notes (or a security trustee on their behalf), provided, that such liens, mortgages and security interests shall secure all of the Borrower's and the Guarantors' indebtedness, obligations and liabilities to the Administrative Agent and the Banks, on the one hand, and to the holders of the Borrower's Senior Notes, on the other hand, equally and ratably in accordance with the Indenture executed in connection with the Senior Notes and pursuant to written provisions satisfactory to the Required Banks."

    1.9. Sections 7.20 and 7.21 of the Credit Agreement shall be amended to read as follows:

     "Section 7.20. Maximum Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower maintain a Leverage Ratio less than or equal to the ratio specified for such date below:

                               LEVERAGE RATIO SHALL NOT BE
   FISCAL QUARTER ENDING              GREATER THAN
     September 30, 1999                 5.50 to 1
     December 31, 1999                  6.00 to 1
       March 31, 2000                   5.50 to 1
       June 30, 2000                    5.50 to 1
     September 30, 2000                 6.00 to 1
     December 31, 2000                  6.00 to 1
       March 31, 2001                   4.75 to 1
       June 30, 2001                    4.50 to 1
     September 30, 2001                 4.50 to 1
     December 31, 2001                  4.50 to 1
     March 31, 2002 and                 4.00 to 1
         thereafter

     Section 7.21. Minimum Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain an Interest Coverage Ratio of not less than the ratio specified for such date below:

                              INTEREST COVERAGE RATIO SHALL
   FISCAL QUARTER ENDING            NOT BE LESS THAN
     September 30, 1999                 1.25 to 1
     December 31, 1999                  1.25 to 1
       March 31, 2000                   1.35 to 1
       June 30, 2000                    1.35 to 1
     September 30, 2000                 1.35 to 1
     December 31, 2000                  1.35 to 1
       March 31, 2001                   1.50 to 1
       June 30, 2001                    1.50 to 1
   September 30, 2001 and              1.75 to 1"
         thereafter

   1.10. The Credit Agreement shall be amended by adding the following provisions thereto as Sections 7.25 and 7.26:

     "Section 7.25. Year 2000 Compliance. The Borrower shall continue to monitor its computer-based and other systems (and those of all Subsidiaries) for any Year 2000 Problem and the Borrower shall take commercially reasonable measures to attempt to avoid a Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of the Borrower and its Subsidiaries taken on a consolidated basis. At the request of the Administrative Agent, the Borrower will provide the Administrative Agent with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of the Borrower and its Subsidiaries taken on a consolidated basis.

     Section 7.26. Springing Lien. (a) If the Borrower's Leverage Ratio, as shown in the Compliance Certificate delivered pursuant to Section 7.4(c) hereof, is equal to or greater than 5.0 to 1 for three consecutive fiscal quarters, within 60 days after the date the Administrative Agent receives such Compliance Certificate the Borrower will, and will cause each Subsidiary to, execute and deliver to the Administrative Agent, for the benefit of the Banks,
(i) a Security Agreement in the form of Exhibit O hereto (a "Security Agreement") to grant to the Administrative Agent for the benefit of the Banks a security interest in all of the Borrower's and such Subsidiaries' Collateral (each as more fully described therein), together with such UCC financing statements as the Administrative Agent may reasonably request to perfect its security interest thereunder and (ii) a Deed of Trust and Security Agreement with Assignment of Rents in the form of Exhibit P hereto (or with respect to real Property located in a mortgage state, a Mortgage and Security Agreement with Assignment of Rents in the form of Exhibit P with such changes as shall be necessary to reflect the fact that it is a mortgage rather than a deed of trust) (each a "Mortgage"), as appropriate, with regard to all of the then unencumbered (other than pursuant to mechanics' liens, tax liens, materialmen's liens and similar liens arising by operation of law) Material Properties then owned by the Borrower and its Subsidiaries, together with such financing statements as the Administrative Agent may reasonably request to perfect its security interest thereunder.

            (b) Together with the Security Documents required to be delivered pursuant to Section 7.26(a) hereof, the Borrower, at its expense, shall, and shall cause each Subsidiary to, deliver to the Administrative Agent as to each of the Material Properties:

                  (i) as to each of the Mortgages, a mortgagee's policy (or policies) of title insurance (or binding commitment(s) therefor) in an amount (or aggregate amount if there is more than one such policy) equal to the lower of (A) 100% of the appraised value of the real estate subject to such Mortgage and (B) the aggregate amount of the Loans, Reimbursement Obligations and Revolving Credit Commitments, if any, then existing hereunder, with a waiver of coinsurance (if reasonably available), insuring the liens of those Security Documents creating liens on real property to be valid first liens subject to no defects or objections (except for matters permitted under Section 7.9(c), (d), (e), (f), (g), (i) and (j) hereof and other customary exceptions) which are unacceptable to the Administrative Agent, together with such direct access reinsurance agreements and endorsements (including without limitation a revolving credit endorsement, letter of credit endorsement, and doing business, usury and zoning endorsements) as the Administrative Agent may reasonably require, which policies may contain an endorsement in form acceptable to the Administrative Agent which limits the total amount payable under all such policies to 100% of the appraised fair market value of the Material Properties (or if the Banks' Revolving Credit Commitments have been terminated or reduced, such lower amount equal to the aggregate principal amount of all Loans, Reimbursement Obligations then outstanding and Banks' Revolving Credit Commitments then in effect) and costs which the title company issuing such policies is required to pay pursuant thereto;

                 (ii) appraisals meeting all regulatory requirements applicable to each of the Banks, current ALTA surveys and current Phase I environmental inspection reports;

                (iii) written evidence of any consents and approvals obtained in connection with the execution, delivery and recordation of each of the Security Documents;

                 (iv) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower and each of its Subsidiaries pledging Collateral, of resolutions (or equivalent action) regarding the transactions contemplated by the Security Documents, duly adopted by the Board of Directors (or equivalent body) of the Borrower and each of its Subsidiaries and satisfactory in form and substance to the Required Banks;

                  (v) an incumbency and signature certificate for the Borrower and each of its Subsidiaries pledging Collateral satisfactory in form and substance to the Administrative Agent;

                 (vi) an opinion of counsel to the Borrower and its Subsidiaries, in substantially the form of Exhibit Q attached hereto, subject to such modifications as may be necessary to reflect changes in law, judicial decisions or practice; and

                (vii)   evidence of insurance required by the Security
Documents.

            (c) If after the Borrower is required to execute and deliver the Security Documents pursuant to Section 7.26(a) hereof the Borrower's Leverage Ratio is less than 5.0 to 1 for three consecutive fiscal quarters of the Borrower as shown in the Compliance Certificate delivered pursuant to Section 7.4(c) of this Agreement, the Administrative Agent and the Banks shall, within 60 days of their receipt of the Borrower's Compliance Certificate for the third such fiscal quarter, release all security interests and liens in the Collateral and shall execute all documents necessary to effect such release, provided, that (i) no Event of Default or Potential Default shall have occurred and be continuing, and (ii) concurrently with such release the holders of the Borrower's Senior Notes (or a security trustee on their behalf) shall also release its liens and security interests in the Collateral.

            (d) Nothing contained in this Section 7.26 shall constitute a waiver of, or an agreement to waive, any Event of Default or Potential Default hereunder, including without limitation any Potential Default or Event of Default under Section 7.20 of this Agreement.

            (e) The Borrower will not, and will not permit any Subsidiary to, enter into, assume or agree to be bound by any agreement or covenant that would prohibit the Borrower or any Subsidiary from granting to the Administrative Agent or to the holders of the Borrower's Senior Notes (or a security trustee on their behalf) a security interest in any unencumbered Property of the Borrower or any Subsidiary pursuant to Section 7.26(a) hereof.

            (f) No provision of Sections 7.26(a), (c) and (f) may be amended, modified or waived without the prior written consent of all of the Banks. In addition, no provision of any of the Security Documents may be amended, modified or waived without the prior written consent of all of the Banks if the effect of such amendment, modification or waiver would be to release all or any substantial part (in value) of the Collateral subject thereto, except
(i) as required by Section 7.26(c) hereof and (ii) in connection with any sale or disposition permitted or required by this Agreement or the Security Documents.

            (g) The Borrower agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of the Security Documents and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the Administrative Agent.

            (h) Notwithstanding any provision of this Agreement to the contrary, the Borrower shall apply 100% of the proceeds of any sale or other disposition of any Collateral (net of any costs, expenses and taxes incurred in connection with such sale or other disposition) (other than sales of inventory in the ordinary course of business and sales of Receivables pursuant to Receivables Securitization Programs permitted under this Agreement) in excess of $10,000,000 in any fiscal year ("Excess Proceeds") either (i) within 180 days of its receipt of such Excess Proceeds, to the acquisition of Property of a like type that is concurrently with its acquisition encumbered as provided in this Section 7.26 ("Replacement Property"), or (ii) if the Borrower is not going to use such Excess Proceeds to acquire Replacement Property, to the prepayment of Loans outstanding hereunder within 2 Business Days of their receipt by the Borrower or any of its Subsidiaries (at which time the Revolving Credit Commitments shall automatically and permanently reduce by an amount equal to the amount of such prepayment and each Bank's Revolving Credit Commitment shall reduce by its Commitment Percentage of such reduction). If the Borrower elects to acquire Replacement Property with such proceeds the Borrower shall (x) give the Administrative Agent written notice of its intention to use such Excess Proceeds to acquire Replacement Property within 2 Business Days of its receipt of such Excess Proceeds, and (y) either use such Excess Proceeds to repay the Loans outstanding hereunder until such time as such Replacement Property is acquired or place such Excess Proceeds in an escrow arrangement to the extent doing so would reduce or avoid the payment of income taxes with respect to profits realized in connection with such sale. Any Excess Proceeds that have not been used to acquire Replacement Property by the end of such 180 day period shall be used to prepay Loans hereunder. Concurrently with each prepayment of Loans required by this
Section 7.26(h) upon the expiration of a 180-day period the Revolving Credit Commitments shall automatically and permanently reduce by an amount equal to the amount of such prepayment, and each Bank's Revolving Credit Commitment shall reduce by its Commitment Percentage of such reduction."

   1.11. Section 8.1(b) of the Credit Agreement shall be amended to read as follows:

           "(b)   Default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13,
7.15, 7.16, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23 or 7.24 or 7.26 hereof or any provisions of any Security Documents requiring the maintenance of insurance on the Collateral subject thereto as dealing with the use or remittance of proceeds of Collateral;".

   1.12. Section 8.1 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (j) thereof, by replacing the period at the end of subsection (k) thereof with the phrase
"; or" and by adding the following provision thereto as subsection (l):

           "(l)   The Borrower or any Subsidiary shall disavow, repudiate,
breach or purport to terminate any of its obligations under any of the Security Documents to which it is a party or any part thereof, or any lien or security interest granted or created pursuant to the Security Agreement or any Mortgage shall not be valid and enforceable for any reason (other than the termination or release thereof in accordance with this Section 7.26 or any action or inaction by the Administrative Agent or any Bank) upon any party thereto."

   1.13. Section 11.8(a) of the Credit Agreement shall be amended to read as follows:

     "(a) The Borrower agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the Administrative Agent (such fees and expenses of such special counsel shall not exceed the amount previously agreed to by the Borrower and the Administrative Agent); all reasonable costs and expenses of the Administrative Agent, the Banks and any other holder of any Note or any Reimbursement Obligation (including reasonable attorneys' fees) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable costs and expenses incurred by the Administrative Agent in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including reasonable attorneys' fees), if any, incurred by the Administrative Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement, the Notes, the other Loan Documents and the other instruments and documents to be delivered hereunder. The Borrower agrees to indemnify and save harmless the Banks and the Administrative Agent from any and all liabilities, losses, reasonable costs and expenses incurred by the Banks or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Administrative Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified."

   1.14. The Credit Agreement shall be amended by adding thereto as Exhibits N, O, P and Q the forms attached to this Amendment as Exhibits N, O, P and Q, respectively.


SECTION 2. CONDITIONS PRECEDENT.

     This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

    2.1. The Borrower, the Administrative Agent and the Required Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

    2.2. The Administrative Agent shall have received for the account of each Bank that has executed this Amendment (each a "Consenting Bank") an amendment fee equal to 0.15% of each Consenting Bank's Revolving Credit Commitment.

    2.3. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

    2.4. The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.


SECTION 3. MISCELLANEOUS.

    3.1. Each of the Guarantors acknowledges the execution of the foregoing Amendment by the Borrower and acknowledges that this consent is not required under the terms of the Guaranty and that the execution hereof by the Guarantors shall not be construed to require the Banks to obtain their acknowledgment to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in said Guaranty. Each of the Guarantors hereby agree that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrower to the Banks under the Credit Agreement, as amended pursuant to the Amendment, and that the Guaranty shall be and remain in full force and effect.

    3.2. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

    3.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.

     Upon acceptance hereof by the Administrative Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

     Dated as of ______________, 1999.

                               MISSISSIPPI CHEMICAL CORPORATION
                               By /s/ Charles O. Dunn
                                  ----------------------------------------
                                 Its President and Chief Executive Officer
                                     -------------------------------------

                               MISSISSIPPI NITROGEN, INC.
                               By /s/ Timothy A. Dawson
                                  ----------------------------------------
                                 Its Vice President and Treasurer
                                     -------------------------------------

                               MISSCHEM NITROGEN, L.L.C.
                               By /s/ Timothy A. Dawson
                                  ----------------------------------------
                                 Its Vice President of Finance
                                     -------------------------------------


     Accepted and Agreed to as of the day and year last above written.

                              HARRIS TRUST AND SAVINGS BANK,
                                individually and as Administrative Agent

                              By /s/ C. Scott Place
                                 -----------------------------------------
                                      Its Vice President


                              CREDIT AGRICOLE INDOSUEZ

                              By
                                 -----------------------------------------
                                Its
                                   ---------------------------------------
                              By
                                 -----------------------------------------
                                Its
                                   ---------------------------------------


                              BANQUE NATIONALE DE PARIS, HOUSTON AGENCY

                              By /s/ Warren G. Parham
                                 -----------------------------------------
                                Its Vice President
                                    --------------------------------------


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION

                              By
                                 -----------------------------------------
                                Its
                                   ---------------------------------------


                              THE BANK OF NOVA SCOTIA, ATLANTA AGENCY

                              By /s/ F.C.H. Ashby
                                 -----------------------------------------
                                Its Senior Manager Loan Operations
                                    --------------------------------------


                              SUNTRUST BANK, ATLANTA

                              By /s/ Gregory L. Cannon
                                 -----------------------------------------
                                Its Vice President
                                    --------------------------------------


                              FIRST UNION NATIONAL BANK

                              By
                                 -----------------------------------------
                                Its
                                    --------------------------------------


                              ABN AMRO BANK N.V.

                              By /s/ Kevin P. Costello
                                 -----------------------------------------
                                Its Vice President
                                    --------------------------------------
                              By /s/ Beth H. Hurst
                                 -----------------------------------------
                                Its Group Vice President
                                    --------------------------------------


                              THE FUJI BANK, LIMITED

                              By
                                 -----------------------------------------
                                Its
                                    --------------------------------------


                              THE DAI-ICHI KANGYO BANK, LTD.

                              By /s/ Matthew G. Murphy
                                 -----------------------------------------
                                Its Vice President
                                    --------------------------------------


                              TRUSTMARK NATIONAL BANK

                              By /s/ C. Aufount
                                 -----------------------------------------
                                Its First Vice President
                                    --------------------------------------


                              FIRST AMERICAN NATIONAL BANK,
                              operating as Deposit Guaranty National Bank

                              By /s/ Stanley A. Herren
                                 -----------------------------------------
                                Its Senior Vice President
                                    --------------------------------------

                                   EXHIBIT N

                        MISSISSIPPI CHEMICAL CORPORATION

                             BORROWING BASE REPORT
                          as of _____________________

     This Borrowing Base Report is furnished to Harris Trust and Savings Bank, as administrative agent (the "Administrative Agent"), pursuant to that certain Credit Agreement dated as of November 25, 1997, as amended, by and among Mississippi Chemical Corporation (the "Borrower"), Harris Trust and Savings Bank and the other Bank parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Report have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

             1.  I am the duly elected Chief Financial Officer of the Borrower.

             2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, the attached computation of the Borrowing Base and the Asset Coverage Ratio, as each such term is defined in Section 4.1 of the Agreement.

             3. I have reviewed the terms of the Agreement and, pursuant to such review, I have no knowledge of the existence of any condition or event which would constitute a Potential Default or Event of Default, except as set forth below (detailing the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event):
     _________________________________________________________________
     _________________________________________________________________
     _________________________________________________________________
     _________________________________________________________________

             4. The information above and any attached exhibits do not contain any untrue statement of material fact or omit a material fact, either individually or in aggregate, that would make the information or any attached exhibits misleading.

                               MISSISSIPPI CHEMICAL CORPORATION



                               By_________________________________________
                                      Its Chief Financial Officer

                                 ATTACHMENT TO
                             BORROWING BASE REPORT
                                ($000'S OMITTED)

                    Computation as of ______________________

1.    Total Accounts Receivable.................$__________

2.    Eligible Receivable (85% of Line 1).........................$_________

3.    Total Inventory...........................$__________

4.    Eligible Inventory (70% of Line 3)..........................$__________

5.    Net Fixed Assets..........................$__________

6.    Eligible Net Fixed Assets (55% of Line 5)...................$__________

7.    Borrowing Base (sum of lines 2, 4 and 6)....................$__________

8.    Total Debt outstanding on Computation Date..................$__________

9.    Asset Coverage Ratio (line 7 divided by line 8).............   ____ to 1


      Required to be no less than 0.95 to 1

      Compliance ....................Yes_________           No________